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                                                                    EXHIBIT I(1)

              [LETTERHEAD OF KRAMER LEVIN NAFTALIS & FRANKEL LLP]



                                 July 17, 2000

The Bear Stearns Funds
575 Lexington Avenue
New York, New York 10022


             Re: The Bear Stearns Funds - Post-Effective Amendment
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                 No. 26 to Registration Statement on Form N-1A
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Ladies and Gentlemen:

          We have acted as counsel for The Bear Stearns Funds, a Massachusetts business trust (the "Trust"), in connection with certain matters relating to the creation of the Trust and the issuance and offering of its Shares. You have asked our opinion concerning certain matters in connection with the issuance of an indefinite number of Class A, Class B, Class C and Class Y shares of beneficial interest, all with $0.001 par value, representing interests in the S&P STARS Portfolio, Large Cap Value Portfolio, Small Cap Value Portfolio, The Insiders Select Fund, Focus List Portfolio, Balanced Portfolio, High Yield Total Return Portfolio, Income Portfolio, International Equity Portfolio and Emerging Markets Debt Portfolio and an indefinite number of Class Y shares of beneficial interest, $0.001 par value, representing interests in the Prime Money Market Portfolio (collectively, the "Shares"), as more fully described in the prospectuses (the "Prospectuses") and statements of additional information (the "Statements of Additional Information") relating to the Shares contained in Post-Effective Amendment No. 26 (the "Amendment") to the Trust's Registration Statement on Form N-1A (Registration No. 33-84842) to be filed by the Trust with the Securities and Exchange Commission.

          We have examined the Agreement and Declaration of Trust dated as of September 29, 1994, and amended October 5, 1994 and May 4, 2000, the By-Laws of the Trust, the minutes of certain meetings of the Trustees, the Prospectuses and Statements of Additional Information contained in the Amendment, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion.

          We are members of the Bar of the State of New York and are not experts on, and we do not express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States. As to matters involving Massachusetts law, with your permission, we have relied solely upon an opinion of Goodwin, Procter & Hoar LLP, special Massachusetts counsel to the Trust, a copy of which is attached hereto, concerning the organization of the Trust and the authorization and issuance of the Shares,
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The Bear Stearns Funds
July 17, 2000
Page 2


and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference as though fully set forth herein.

     Based upon the foregoing, we are of the opinion that the Shares, when sold in accordance with the terms of the Prospectuses and Statements of Additional Information in effect at the time of sale, will be legally issued, fully paid and non-assessable by the Trust.

     This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent of this firm. This opinion letter is rendered as of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or statements of fact which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

     Notwithstanding the previous paragraph, we consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 26 to the Trust's Registration Statement. Notwithstanding this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                        Very truly yours,


                                        /s/ Kramer Levin Naftalis & Frankel LLP
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                                            Kramer Levin Naftalis & Frankel LLP